EXHIBIT 10.1

MUTUAL RESCISSION AGREEMENT

This Mutual Rescission Agreement (the “Rescission Agreement”), is made and entered into as of June 16th, 2025 (“Execution Date”), by and among Accredited Solutions, Inc., a Nevada corporation (“ASII”), and Craig Span (the “Owner”), the owner of 100% of all outstanding membership interest (the “Acquired Interest”) of Globetopper, LLC, a Delaware limited liability company (the “Acquired Company”). ASII and Owner are sometimes referred to herein collectively as “Parties” and individually as the “Party”.

Recitals

A. WHEREAS, ASII and Owner entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) dated October 25, 2024, pursuant to which, ASII agreed to acquire the Acquired Interest (the “Acquisition”) in exchange for a payment to Owner in the amount of $3,000,000 (the “Purchase Price”),

B. WHEREAS, the Purchase Agreement set certain payment deadlines, and the payment of the Purchase Price was secured by a promissory note issued by ASII to Owner, dated as of October 25, 2024 (the “Promissory Note”) and a pledge agreement entered into by and between ASII and Owner, dated as of October 25, 2024, whereby the Acquired Interest was used as collateral to secure the Promissory Note payment obligations (the “Pledge Agreement” and together with the Promissory Note, the “Loan Documents”);

C. WHEREAS, ASII defaulted on the payment obligations set forth in the Purchase Agreement and the Loan Documents, and the Parties agreed to enter into an amendment to the Purchase Agreement dated January 24, 2025, to extend the payment deadlines thereunder (the “Amendment”);

D. WHEREAS, ASII defaulted on the extended payment deadline and therefore, the Parties have each mutually agreed to, and determined that it is fair to, and in their best interests to, rescind the Purchase Agreement and unwind the Acquisition and the transactions contemplated thereby as if they never occurred upon the terms and subject to the conditions set forth in this Rescission Agreement;

E. WHEREAS, this Rescission Agreement shall constitute an amendment to the Purchase Agreement and any capitalized term used herein and not defined herein shall have the same meaning ascribed to such term in the Purchase Agreement and any reference to Purchase Agreement herein (except for the references in these recitals) shall be deemed to be a reference to the Purchase Agreement as amended by the Amendment.

Agreement

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, including avoiding the costs of litigation, the Parties agree as follows:

1. Effective ab initio, the Purchase Agreement, in its entirety, is hereby unequivocally rescinded, abrogated, cancelled, void in its inception and of no force or effect whatsoever, and the Parties shall be returned to their positions prior to the Purchase Agreement, the Loan Documents and the Acquisition. Subject to the terms herein, the obligations of all Parties shall be terminated under the Purchase Agreement and the Loan Documents and the Acquisition and the transactions contemplated thereby unwound and voided as if the Purchase Agreement and the Loan Documents were never entered into and the Acquisition never occurred. All agreements entered into, as contemplated by the Purchase Agreement and the Loan Documents are terminated effective ab initio.

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2. Upon execution of this Rescission Agreement, the Parties release and forever discharge each other and their respective agents, servants, employees, proprietors, partners, officers, directors, shareholders, subsidiaries, attorneys, predecessors, successors, assigns, heirs, survivors and personal representatives of and from any and all known or unknown claims, debts, liabilities, demands, obligations, damages, losses, costs, expenses, attorney' s fees, actions and causes of action, from the beginning of time to the effective date of this Rescission Agreement; except with respect to any breach of representations made by ASII herein or default of any obligations by ASII set forth herein. From the date of this Agreement, the Parties agree that they will not initiate any complaint, suit, or action of any kind against each other, in law or equity, before a state court, federal court, foreign court, or administrative body; except as necessary to enforce the terms of this Agreement and for any breach of representations made by ASII herein or default of any obligations by ASII set forth herein.

3. Each Party hereby makes the following representations as follows:

a. Each Party has all requisite corporate power and authority to enter into and perform this Rescission Agreement and to consummate the transactions contemplated hereby.

b. The execution and delivery of this Rescission Agreement by ASII and the transactions contemplated hereby have been authorized by its respective Board of Directors, and to the extent required by law, approved by their respective shareholders.

c. ASII hereby represents and warrants that (i) it has not assigned or transferred or purported to assign or transfer to any person or entity the Acquired Interest, (ii) has good, valid and enforceable title of the Acquired Interest and (ii) the Acquired Interest is free and clear of all restrictions, interests, pledges, liens, claims and encumbrances of any kind.

d. ASII hereby represents and warrants that it has not caused the Acquired Company to incur any indebtedness, obligations or liabilities of any kind without Owner’s knowledge and written consent.

e. ASII hereby represents and warrants that it has not assigned or transferred, or purported to assign or transfer, to any person or entity any claims, debts, liabilities, demands, obligations, damages, losses, costs, expenses, attorneys' fees, actions or causes of action discharged and/or released herein. ASII agrees to indemnify, hold harmless and defend (including the payment of actual attorneys' fees, costs and expenses) Owner of and from any claims, debts, liabilities, demands, obligations, damages, losses, costs, expenses, attorneys' fees, actions or causes of action that are in any way based on or arise out of any such assignment or transfer.

4. The Parties, and each of them, agrees to execute such other documents and take such other immediate action as may reasonably be necessary to accomplish the purpose of this Rescission Agreement

5. ASII agrees that it will not directly or indirectly make any negative or disparaging remarks or communications about or relating to the other Party hereto, their members, operations, their business, their officers, Board members, their employees, their independent contractors or affiliates. The Parties specifically agree that they will not directly or indirectly contact the press, will not make any statements for public dissemination, and will not respond to inquiries from the press regarding this Rescission Agreement, the Purchase Agreement, the Loan Agreement or the other Parties.

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6. Each Party hereto agrees with the other Party that, unless and until the transactions contemplated by this Rescission Agreement have been consummated, they and their representatives will hold in strict confidence all data and information obtained with respect to another Party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other Party, and shall not use such data or information or disclose the same to others, except: (i) to the extent such data is a matter of public knowledge or is required by law to be published; (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Rescission Agreement and (iii) to iQSTEL Inc., a Nevada corporation (“iQSTEL”), to the extent that such data or information must be disclosed to consummate the transaction contemplated by the Memorandum of Understanding entered into by and between iQSTEL and the Owner dated as of March 19, 2025.

7. ASII hereby agrees to indemnify and defend the Owner and its directors, officers, agents, employees and representatives and hold them harmless from and against any and all liability, damage, cost or expense incurred or arising out of (a) any breach of or inaccuracy in representations, warranties or agreements herein; or (ii) the Purchase Agreement or the Loan Documents.

8. This Rescission Agreement shall be binding upon and shall inure only to the benefit of the Parties hereto, and their permitted assigns hereunder. This Rescission Agreement shall not be assigned by any Party without the prior written consent of the other Party.

9. In the event that any particular provision or provisions of this Rescission Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective Parties hereto.

10. In executing this Rescission Agreement, the Parties severally acknowledge and represent that each (a) has fully and carefully read and considered this Rescission Agreement; (b) has been or has had the opportunity to be fully apprized by its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; (c) is executing this Rescission Agreement voluntarily, free from any influence, coercion or duress of any kind.

11. (a) If a dispute arises out of or relates to this Rescission Agreement or the breach thereof, within twenty (20) days of receipt of written notice of a dispute, the parties shall attempt in good faith to resolve such dispute by negotiation.

(b) If the dispute cannot be settled through such negotiations, the parties agree to try in good faith to settle the dispute by mediation within 20 days immediately following the 20-day period set forth in Section 11(a), in New York, New York, under the Commercial Mediation Rules of the American Arbitration Association (“AAA”).

(c) If the dispute cannot be settled by mediation as set forth in Section 11(b), the parties agree to submit the dispute to binding arbitration in Delaware, USA, under applicable Delaware and federal law. Such demand shall set forth the names of the other party or parties. The arbitration provided for in this Section 11(c) shall be conducted under the auspices of the AAA, utilizing the AAA’s applicable rules for arbitration of commercial disputes, and shall be decided by one arbitrator. Except as otherwise provided herein, the arbitrators shall have the authority to award any remedy or relief a state or federal court of the State of Delaware could order or grant, including, without limitation, specific performance, the awarding of compensatory damages, the issuance of an injunction and other equitable relief, but specifically excluding punitive damages. The arbitrators’ decision shall be issued with findings of fact and conclusions of law and shall be non-appealable. If the remedy sought is a monetary award, each party shall simultaneously, on the twentieth business day following the commencement of the arbitration, submit to the Arbitrators the amount that party believes should be awarded, and with respect to compensatory damages, the Arbitrators shall make an award in whichever of the two amounts they deem most reasonable.

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(d) EACH PARTY HERETO (INCLUDING ITS AFFILIATES, AGENTS, OFFICERS, DIRECTORS AND EMPLOYEES) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS RESCISSION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

12. In the event that any Party institutes any action or suit to enforce this Rescission Agreement or to secure relief from any default hereunder or breach hereof, the breaching Party or Parties shall reimburse the non-breaching Party or Parties for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

13. Notwithstanding the rescission of the Purchase Agreement, any amounts previously paid by ASII to the Owner in consideration for the amendment of the payment deadline shall not be subject to return or refund to ASII.

14. This Rescission Agreement represents the entire agreement between the Parties relating to the subject matter hereof and supersedes any prior oral or written agreements or undertakings between the Parties to such matters. This Rescission Agreement alone fully and completely expresses the agreement of the Parties relating to the subject matter hereof. There are no other courses of dealing, understanding, agreements, representations or warranties, written or oral, except as set forth herein. This Rescission Agreement may not be amended, canceled, revoked or otherwise modified except by written agreement executed by all of the Parties hereto.

15. This Rescission Agreement may be executed in counterparts, and each counterpart shall be considered an original. This Rescission Agreement shall not be effective in any way as to any of the Parties until fully executed by all parties.

16. The Parties agree that upon the execution of this Rescission Agreement they will return any and all confidential and proprietary business information in their possession belonging to any other Party including, but not limited to, any books and records, statements of account, individual member or shareholder information, business and marketing plans, customer lists and vendor lists

17. Delivery of Financial Information and Reimbursement of Costs. Notwithstanding the rescission of the Purchase Agreement, the Owner acknowledges and agrees that, as Accredited Solutions, Inc. (“ASII”) is a publicly traded company, it remains obligated to consolidate the financial information of Globetopper, LLC (“Acquired Company”) into its financial statements through the effective date of rescission. Accordingly, Owner shall, and shall cause the Acquired Company and its representatives to, use best efforts to timely deliver to ASII all financial information, records, documents, and statements necessary for ASII to prepare and file its quarterly reports on Form 10-Q and annual reports on Form 10-K, as required by applicable securities laws and regulations, through and including June 30, 2025 (the “Rescission Date”).

18. ASII agrees to reimburse the Owner and the Acquired Company for any reasonable and documented costs or expenses incurred by them in connection with the preparation and delivery of such financial information. The Owner agrees to cooperate fully and in good faith with ASII’s requests for financial information and to provide such information no later than twenty (20) business days after any such request, or as reasonably practicable.

[Remainder of Page Intentionally Blank]

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Parties hereto have caused this Rescission Agreement to be executed by their respective duly authorized officers or representatives and entered into as of the date first above written.

ACCREDITED SOLUTIONS, INC.:

/s/ Eduardo Brito
Name: Eduardo Brito
Title: CEO

GLOBETOPPER:

/s/ Craig Span
CEO: Craig Span

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